Exhibit 99.1

Pulse Electronics Corporation Reports Fourth Quarter Results

Improved Non-GAAP Operating Profit and EBITDA Despite Lower Revenue

SAN DIEGO--(BUSINESS WIRE)--March 20, 2015--Pulse Electronics Corporation (OTC Pink: PULS), a leading provider of electronic components, today reported results for its fourth quarter ended December 26, 2014.

Fourth Quarter Highlights

  Net sales were $80.1 million, down 8.7 percent from $87.8 million in the prior-year quarter, and down 9.2 percent from $88.2 million in the third quarter.
  Operating profit (U.S. GAAP) was $1.2 million compared with $1.2 million in the prior-year quarter and a loss of $1.6 million in the third quarter.
  Non-GAAP operating profit was $3.0 million compared with $2.2 million in the prior-year quarter and $4.6 million in the third quarter.
  Adjusted EBITDA was $4.7 million compared to $4.2 million in the prior-year quarter and $6.5 million in the third quarter. As a percentage of revenue, Adjusted EBITDA margin was 5.9 percent compared to 4.8 percent in the prior-year quarter and 7.4 percent in the third quarter.
  Mark Twaalfhoven was named Chief Executive Officer on December 1, 2014.

Fourth Quarter Operating Performance

Net sales were $80.1 million compared to $87.8 million in the prior-year quarter mainly due to weakness in specific product lines, particularly mobile handset antennas and certain automotive products. Demand for core network and power products and wireless infrastructure antennas was largely flat with the previous year. Sequentially, net sales decreased 9.2 percent compared to third quarter net sales of $88.2 million as weak demand that began in the third quarter unexpectedly carried over into the fourth quarter and further suppressed revenue. Orders in the first quarter are stable with the fourth quarter, while revenue will be lower due to seasonality typical of Chinese New Year.

Cost of sales decreased 10.3 percent to $61.6 million from $68.7 million in the prior-year quarter. The company’s gross profit margin was 23.1 percent compared with 21.7 percent in the prior-year quarter and 24.0 percent in the third quarter. Gross profit margin increased compared to the prior year mainly due to improved product mix and manufacturing efficiency improvement initiatives which offset higher labor costs in China. Sequentially, gross margin declined slightly due to unfavorable product mix and continued industry price pressure in mobile antennas.

Operating expenses were $16.4 million and included $0.7 million of expenses related to initiatives to reduce the company’s number of legal entities. Excluding the legal entity restructuring costs, operating expenses declined 9.2 percent from the fourth quarter of 2013, mainly due to results of actions related to the previously announced expense reduction initiative. Operating expenses decreased 5.9 percent sequentially, mainly due to lower compensation expense and efforts to control spending in response to the lower revenue.

Operating profit (U.S. GAAP) was $1.2 million compared with $1.2 million in the fourth quarter of 2013, as operating expense reductions offset lower gross profit resulting from lower revenue. Non-GAAP operating profit was $3.0 million compared with $2.2 million in the prior-year quarter and $4.6 million in the third quarter.

The company had $21.0 million of cash and cash equivalents at December 26, 2014 compared with $26.9 million at December 27, 2013. The decrease in cash mainly reflects the payment of cash consideration for the convertible bond exchange transactions, redemption of remaining convertible bonds, refinancing transaction fees and expenses, capital expenditures, and increases in working capital. Cash generated by operating activities in the fourth quarter was $1.3 million.

Merger with Affiliates of Oaktree Capital Management, L.P.

The company announced on March 2, 2015 that it has entered into a definitive agreement with certain affiliates of investment funds managed by Oaktree Capital Management, L.P. (such affiliates, “Oaktree”), under which Oaktree will invest a total of $17.0 million in Pulse and subsequently acquire 100% of the outstanding shares of Pulse. Pulse shareholders will be entitled to receive $1.50 in cash for each share of common stock they hold immediately prior to the closing of the merger. The transactions will result in Pulse becoming a private company, which will continue to be led by Mark Twaalfhoven as Chief Executive Officer. Further information on the transaction can be found in the company’s Form SC 13E3 filed with the SEC on March 6, 2015.

About Pulse Electronics Corporation

Pulse Electronics is a leading electronic components partner that helps customers build the next great product by providing the needed technical solutions. Pulse Electronics has a long operating history of innovation in magnetics, antennas and connectors, as well as the ability to ramp quickly into high-quality, high-volume production. The company serves the wireless and wireline communications, power management, military/aerospace and automotive industries. Pulse Electronics is a participating member of the IEEE, SFF, OIF, HDBaseT Alliance, CommNexus, MoCA, and IWPC. Visit the Pulse Electronics website at www.pulseelectronics.com.

Safe Harbor

This press release contains statements, including projections of future business objectives and financial results, that are "forward looking" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These forward-looking statements are based on the company's current information and expectations. There can be no assurance these forward-looking statements will be achieved. Actual results may differ materially due to the risk factors listed from time to time in the company's SEC reports including, but not limited to, those discussed in its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. All such risk factors are incorporated herein by reference as though set forth in full. The company undertakes no obligation to update any forward-looking statement.

Non-GAAP Measures

In this press release and in other public statements, Pulse presents certain non-GAAP financial measures. These non-GAAP financial measures have limitations and may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Set forth in Schedule A are the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. These reconciliations should be carefully evaluated. Prior disclosures of non-GAAP figures may not exclude the same items and as such should not be used for comparison purposes. Management believes that these measures enhance investors' understanding of the company's financial performance and the comparability of the company's operating results to prior periods, as well as against the performance of other companies.

Copyright © 2015 Pulse Electronics Corporation. All rights reserved. All brand names and trademarks are properties of their respective holders.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per-share data)

	Three Months Ended		Year Ended
	12/26/2014	12/27/2013	12/26/2014	12/27/2013
Net sales	$80,110	$87,772	$343,534	$355,676
Cost of sales	61,638	68,682	266,623	274,009
Gross profit	18,472	19,090	76,911	81,667
Operating expenses	16,402	17,331	68,806	74,041
Severance, impairment and other associated costs	753	560	3,937	3,342
CEO transition costs	75	—	4,128	—
Operating profit	1,242	1,199	40	4,284

Interest expense, net	(6,493)	(6,373)	(26,317)	(24,492)
Other (expense) income, net	(1,358)	452	(1,829)	(2,432)
Loss before income taxes	(6,609)	(4,722)	(28,106)	(22,640)
Income tax expense	(2,978)	(2,362)	(4,752)	(4,383)
Net loss	(9,587)	(7,084)	(32,858)	(27,023)
Less: Net (loss) earnings attributable to non-controlling interest	(33)	72	(2)	111
Net loss attributable to Pulse Electronics Corporation	$(9,554)	$(7,156)	$(32,856)	$(27,134)

Basic shares outstanding	17,565	8,006	16,278	7,994
Basic loss per share	$(0.54)	$(0.89)	$(2.02)	$(3.39)

Diluted shares outstanding	17,565	8,006	16,278	7,994
Diluted loss per share	$(0.54)	$(0.89)	$(2.02)	$(3.39)

BUSINESS SEGMENT INFORMATION (UNAUDITED)
(in thousands)

	Three Months Ended		Year Ended
	12/26/2014	12/27/2013	12/26/2014	12/27/2013
Net sales:
Network	$35,868	$36,813	$152,602	$150,570
Power	24,706	26,289	105,936	111,544
Wireless	19,536	24,670	84,996	93,562
Total net sales	80,110	87,772	343,534	355,676
Segment operating profit (loss):
Network	1,439	859	7,124	4,839
Power	2,832	2,358	9,029	7,607
Wireless	(1,504)	(1,422)	(6,741)	(4,673)
Segment operating profit	2,767	1,795	9,412	7,773
Severance, impairment and other associated costs	753	560	3,937	3,342
CEO transition costs	75	—	4,128	—
Legal entity restructuring costs	687	—	1,264	—
Legal reserve	10	36	43	147
Operating profit	$1,242	$1,199	$40	$4,284

FINANCIAL POSITION (UNAUDITED)
(in thousands)	12/26/2014	12/27/2013

Cash and cash equivalents	$20,987	$26,902
Accounts receivable, net	54,646	62,185
Inventory, net	35,760	36,726
Prepaid expenses and other current assets	13,746	18,966
Net property, plant and equipment	26,472	27,955
Other assets	12,937	16,100
Total assets	164,548	188,834

Accounts payable	61,752	70,871
Current portion of long-term debt	—	22,315
Accrued expenses and other current liabilities	33,720	36,335
Long-term debt	127,048	90,030
Other long-term liabilities	23,313	22,841
Total liabilities	245,833	242,392
Total deficit	(81,285)	(53,558)

Total liabilities and deficit	$164,548	$188,834

Shares outstanding	17,475	7,956

Schedule A
NON-GAAP MEASURES (UNAUDITED)
(in thousands, except per-share amounts)

1. Operating profit excluding severance, impairment and other associated costs, CEO transition costs, legal entity restructuring costs, non-cash stock-based compensation expenses, and legal reserve costs

	Three Months Ended		Year Ended
	12/26/2014	12/27/2013	12/26/2014	12/27/2013
Operating profit	$1,242	$1,199	$40	$4,284
Pre-tax severance, impairment and other associated costs	753	560	3,937	3,342
Pre-tax CEO transition costs	75	-	2,952	-
Pre-tax legal entity restructuring costs	687	-	1,264	-
Pre-tax non-cash stock-based compensation expenses	245	413	2,479	1,835
Pre-tax legal reserve	10	36	43	147
Operating profit excluding severance, impairment and other associated costs, CEO transition costs, legal entity restructuring costs, non-cash stock-based compensation expenses, and legal reserve costs	$3,012	$2,208	$10,715	$9,608

2. Net loss per diluted share excluding severance, impairment and other associated costs, CEO transition costs, legal entity restructuring costs, non-cash stock-based compensation expenses, and legal reserve costs

	Three Months Ended		Year Ended
	12/26/2014	12/27/2013	12/26/2014	12/27/2013
Net loss per diluted share	$(0.54)	$(0.89)	$(2.02)	$(3.39)
After-tax severance, impairment and other associated costs, per share	0.03	0.05	0.17	0.30
After-tax CEO transition costs, per share	0.00	-	0.11	-
After-tax legal entity restructuring costs, per share	0.02	-	0.05	-
After-tax non-cash stock-based compensation expenses, per share	0.01	0.03	0.09	0.14
After-tax legal reserve, per share	0.00	0.01	0.00	0.01
Net loss per diluted share excluding severance, impairment and other associated costs, CEO transition costs, legal entity restructuring costs, non-cash stock-based compensation expenses, and legal reserve costs	$(0.48)	$(0.79)	$(1.60)	$(2.94)

3. Adjusted EBITDA

	Three Months Ended
	12/26/2014	12/27/2013
Net loss attributable to Pulse Electronics Corporation	$(9,554)	$(7,156)
Non-controlling interest	(33)	72
Income tax expense	2,978	2,362
Interest expense, net	6,493	6,373
Non-cash stock-based compensation expenses	245	413
Depreciation and amortization	1,710	1,959
Other expense (income), net	1,358	(452)
Severance, impairment and other associated costs	753	560
CEO transition costs	75	-
Legal entity restructuring costs	687	-
Legal reserve	10	36
Adjusted EBITDA	$4,722	$4,167

CONTACT:
Pulse Electronics Corporation
Jim Butler
Sr. Director of Finance and Treasurer
858-674-8183
jbutler@pulseelectronics.com